UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2012

WIN GLOBAL MARKETS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Igal Alon Street, Tel-Aviv, Israel	67891
(Address of principal executive offices)	(Zip Code)

(972)-73-755-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 16, 2012, Gustavo Perrotta was appointed a member of the Board of Directors of the registrant by the current members of the Board of Directors. Currently, Mr. Perrotta is not named as a member of any committee of the registrant’s Board of Directors.

Mr. Perrotta was appointed to the registrant’s Board of Directors by HV Markets Limited (“HV”) pursuant to the terms of the Securities Purchase Agreement (the “SPA”) effective December 1, 2011 between the registrant and HV.  Under the SPA, the registrant granted HV the right to appoint one director to the registrant’s Board of Directors, and to substitute the director appointed by it, from time to time.  The director appointed by HV may not be dismissed or replaced without HV’s prior written consent except for cause, in which event HV may appoint a replacement director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIN GLOBAL MARKETS, INC.
(Registrant)
By: /s/ Shimon Citron
Date: May 17, 2012	Shimon Citron
Chief Executive Officer